Q2 Supplemental Package JULY 23, 2018 Table of Contents Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations S-4 Owned Properties Results of Operations S-5 Same Store Owned Properties Operating Expenses S-6 Seasonality of Operations S-7 Investment Update S-8 Owned Development Update S-9 Presale Development Update S-10 Third-Party Development Update S-11 Management Services Update S-12 Capital Structure S-13 Interest Coverage S-14 Capital Allocation – Long Term Funding Plan (2018-2023) S-15 2018 Outlook - Summary S-16 2018 Outlook - Changes from Previous Guidance S-17 Detail of Property Groupings S-19 Definitions S-20 Investor Information S-22

Financial Highlights
($ in thousands, except share and per share data)

Operating Data	Three Months Ended June 30,				Six Months Ended June 30,			
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Total revenues	$ 201,059	$ 179,008	$ 22,051	12.3%	$ 421,468	$ 371,946	$ 49,522	13.3%
Operating income	30,854	12,610	18,244	144.7%	81,260	61,829	19,431	31.4%
Net income (loss) attributable to ACC[1]	46,009	(2,762)	48,771	(1,765.8%)	71,936	31,288	40,648	129.9%
Net income (loss) per share - basic and diluted	0.33	(0.02)			0.52	0.23		
Funds From Operations ("FFO")[2]	65,719	68,507	(2,788)	(4.1%)	155,546	154,474	1,072	0.7%
FFO per share - diluted[2]	0.47	0.50	(0.03)	(6.0%)	1.12	1.14	(0.02)	(1.8%)
Funds From Operations - Modified ("FFOM")[2]	72,617	72,770	(153)	(0.2%)	158,994	155,950	3,044	2.0%
FFOM per share - diluted[2]	0.52	0.53	(0.01)	(1.9%)	1.15	1.15	—	—%

Market Capitalization and Unsecured Notes Covenants[3]	June 30, 2018	December 31, 2017
Debt to total market capitalization	32.3%	34.8%
Net debt to EBITDA[4]	6.5x	6.8x
Unencumbered asset value to total asset value	77.7%	83.7%
Total debt to total asset value	35.1%	38.0%
Secured debt to total asset value	12.2%	8.2%
Unencumbered asset value to unsecured debt	338.5%	280.1%
Interest coverage[4]	4.0x	4.2x

1. Excluding net gains from disposition of real estate and losses from the early extinguishment of debt, net income attributable to ACC for the three and six months ended June 30, 2018 would have been $4.5 million and $30.4 million, respectively. Excluding net loss from dispositions of real estate and impairment charges, net income attributable to ACC for the three and six months ended June 30, 2017 would have been $13.2 million and $47.2 million, respectively.
2. Refer to page S-4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page S-14, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) June 30, 2018 December 31, 2017 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,432,739 $ 6,450,364 On-campus participating properties, net 79,433 81,804 Investments in real estate, net 6,512,172 6,532,168 Cash and cash equivalents 52,608 41,182 Restricted cash 34,596 23,590 Student contracts receivable, net 7,827 9,170 Other assets1 297,814 291,260 Total assets $ 6,905,017 $ 6,897,370 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt, net $ 990,216 $ 664,020 Unsecured notes, net 1,587,148 1,585,855 Unsecured term loans, net 198,593 647,044 Unsecured revolving credit facility 51,300 127,600 Accounts payable and accrued expenses 66,430 53,741 Other liabilities1 195,886 187,983 Total liabilities 3,089,573 3,266,243 Redeemable noncontrolling interests 131,309 132,169 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,366 1,364 Additional paid in capital 4,507,453 4,326,910 Common stock held in rabbi trust (3,092) (2,944) Accumulated earnings and dividends (889,524) (837,644) Accumulated other comprehensive loss (2,056) (2,701) Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 3,614,147 3,484,985 Noncontrolling interests - partially owned properties 69,988 13,973 Total equity 3,684,135 3,498,958 Total liabilities and equity $ 6,905,017 $ 6,897,370 1. For purposes of calculating net asset value at June 30, 2018, the company excludes other assets of approximately $5.8 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases and other liabilities of approximately $46.5 million related to deferred revenue and fee income. S-2

Consolidated Statements of Comprehensive Income

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2018	2017	$ Change	2018	2017	$ Change
Revenues						
Owned properties	$ 189,488	$ 169,156	$ 20,332	$ 395,020	$ 347,987	$ 47,033
On-campus participating properties	6,182	6,171	11	16,625	16,329	296
Third-party development services	2,202	675	1,527	3,048	1,131	1,917
Third-party management services	2,452	2,288	164	5,183	4,902	281
Resident services	735	718	17	1,592	1,597	(5)
Total revenues	201,059	179,008	22,051	421,468	371,946	49,522
Operating expenses (income)						
Owned properties[1]	86,136	75,172	10,964	174,196	150,129	24,067
On-campus participating properties	3,730	3,892	(162)	7,155	7,157	(2)
Third-party development and management services	3,544	3,827	(283)	7,742	7,910	(168)
General and administrative[1 2]	13,173	9,782	3,391	19,872	16,516	3,356
Depreciation and amortization	63,537	55,943	7,594	128,316	108,266	20,050
Ground/facility leases	2,733	2,465	268	5,575	4,822	753
Provision for real estate impairment[3]	—	15,317	(15,317)	—	15,317	(15,317)
Other operating income	(2,648)	—	(2,648)	(2,648)	—	(2,648)
Total operating expenses	170,205	166,398	3,807	340,208	310,117	30,091
Operating income	30,854	12,610	18,244	81,260	61,829	19,431
Nonoperating income (expenses)						
Interest income	1,243	1,232	11	2,466	2,464	2
Interest expense	(23,338)	(14,573)	(8,765)	(47,022)	(29,290)	(17,732)
Amortization of deferred financing costs	(2,214)	(1,023)	(1,191)	(3,628)	(2,051)	(1,577)
Gain (loss) from disposition of real estate[4]	42,314	(632)	42,946	42,314	(632)	42,946
Loss from early extinguishment of debt	(784)	—	(784)	(784)	—	(784)
Total nonoperating income (expenses)	17,221	(14,996)	32,217	(6,654)	(29,509)	22,855
Income (loss) before income taxes	48,075	(2,386)	50,461	74,606	32,320	42,286
Income tax provision[1]	(2,085)	(267)	(1,818)	(2,366)	(524)	(1,842)
Net income (loss)	45,990	(2,653)	48,643	72,240	31,796	40,444
Net loss (income) attributable to noncontrolling interests	19	(109)	128	(304)	(508)	204
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 46,009	$ (2,762)	$ 48,771	$ 71,936	$ 31,288	$ 40,648
Other comprehensive income						
Change in fair value of interest rate swaps and other	180	155	25	645	639	6
Comprehensive income (loss)	$ 46,189	$ (2,607)	$ 48,796	$ 72,581	$ 31,927	$ 40,654
Net income (loss) per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic and diluted	$ 0.33	$ (0.02)		$ 0.52	$ 0.23	
Weighted-average common shares outstanding						
Basic	136,677,255	134,614,418		136,599,816	133,837,748	
Diluted	137,576,366	134,614,418		137,536,368	134,745,192	

1. Owned properties operating expenses, general and administrative expenses, and income tax provision for the three and six months ended June 30, 2018 include $0.2 million, $5.8 million, and $1.8 million, respectively, of the company's proportionate share of transaction costs incurred in connection with the closing of the ACC / Allianz joint venture transaction in May 2018 (refer to page S-8).
2. The three and six months ended June 30, 2017 include $3.4 million and $4.5 million, respectively, of contractual executive separation and retirement charges related to the retirement of the company's former Chief Financial Officer.
3. Represents an impairment charge recorded for an owned property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
4. The three and six months ended June 30, 2018 amounts represent a gain from the disposition of a portfolio of three properties in May 2018 (refer to page S-8). The three and six months ended June 30, 2017 amounts represent a loss from the disposition of one property sold in April 2017.

S-3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2018	2017	$ Change	2018	2017	$ Change
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 46,009	$ (2,762)	$ 48,771	$ 71,936	$ 31,288	$ 40,648
Noncontrolling interests	453	109	344	775	508	267
(Gain) loss from disposition of real estate	(42,314)	632	(42,946)	(42,314)	632	(42,946)
Elimination of provision for real estate impairment	—	15,317	(15,317)	—	15,317	(15,317)
Real estate related depreciation and amortization	61,571	55,211	6,360	125,149	106,729	18,420
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	65,719	68,507	(2,788)	155,546	154,474	1,072
Elimination of operations of on-campus participating properties						
Net loss (income) from on-campus participating properties	1,218	1,395	(177)	(2,151)	(1,852)	(299)
Amortization of investment in on-campus participating properties	(1,952)	(1,869)	(83)	(3,894)	(3,729)	(165)
	64,985	68,033	(3,048)	149,501	148,893	608
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cashflow[1]	793	778	15	1,588	1,535	53
Management fees	279	272	7	756	740	16
Contribution from on-campus participating properties	1,072	1,050	22	2,344	2,275	69
Transaction costs[2]	7,818	—	7,818	7,818	—	7,818
Elimination of loss from early extinguishment of debt[3]	784	—	784	784	—	784
Elimination of gain from litigation settlement[4]	(2,648)	—	(2,648)	(2,648)	—	(2,648)
Elimination of FFO from property in receivership[5]	606	267	339	1,195	267	928
Contractual executive separation and retirement charges[6]	—	3,420	(3,420)	—	4,515	(4,515)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	$ 72,617	$ 72,770	$ (153)	$ 158,994	$ 155,950	$ 3,044
FFO per share - diluted	$ 0.47	$ 0.50		$ 1.12	$ 1.14	
FFOM per share - diluted	$ 0.52	$ 0.53		$ 1.15	$ 1.15	
Weighted-average common shares outstanding - diluted	138,592,562	136,602,368		138,561,640	135,851,836	

1. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3).
2. Represents transaction costs incurred in connection with the closing of a real estate joint venture transaction in May 2018, whereby a 45% noncontrolling interest in seven properties was sold to a joint venture partner. Management believes that adjusting FFOM to exclude these expenses more appropriately reflects the results of the company's operations exclusive of the impact of real estate transactions.
3. Represents losses associated with the early extinguishment of mortgage loans due to real estate disposition transactions, including the sale of partial ownership interests in properties. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, management views these losses as an incremental cost of the transactions because the debt was extinguished in connection with the consummation of the transactions and the company had no intent to extinguish the debt absent the transactions. Management believes that adjusting FFOM to exclude these losses more appropriately reflects the results of the company's operations exclusive of the impact of real estate transactions.
4. Represents a gain related to cash proceeds received from a litigation settlement. Management believes it is appropriate to exclude this gain from FFOM in order to more accurately present the operating results of the company on a comparative basis during the periods presented.
5. Represents FFO for an owned property that has been in receivership since May 2017 that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017. As the property is managed by a third party and the lender receives all cash flow from the property, management believes that excluding the FFO from the property more appropriately reflects the results of the company's operations. FFOM for the prior year comparable periods has been adjusted to reflect this elimination, which did not result in any changes to per-share FFOM amounts reported in previous periods.
6. Represents contractual executive separation and retirement charges incurred in the first and second quarter of 2017 with regard to the retirement of the company's former Chief Financial Officer.

S-4

Owned Properties Results of Operations
($ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,			
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Owned properties revenues								
Same store properties	$ 164,760	$ 162,367	$ 2,393	1.5%	$ 341,312	$ 335,596	$ 5,716	1.7%
New properties	22,293	1,833	20,460		46,796	1,920	44,876	
Sold and held for sale properties[1]	3,170	5,674	(2,504)		8,504	12,068	(3,564)	
Total revenues[2]	$ 190,223	$ 169,874	$ 20,349	12.0%	$ 396,612	$ 349,584	$ 47,028	13.5%
Owned properties operating expenses								
Same store properties[3,4]	$ 73,983	$ 71,710	$ 2,273	3.2%	$ 149,027	$ 143,542	$ 5,485	3.8%
New properties	10,305	1,079	9,226		21,130	1,329	19,801	
Other[5]	344	—	344		344	—	344	
Sold and held for sale properties[1,6]	1,504	2,383	(879)		3,695	5,258	(1,563)	
Total operating expenses	$ 86,136	$ 75,172	$ 10,964	14.6%	$ 174,196	$ 150,129	$ 24,067	16.0%
Owned properties net operating income								
Same store properties[4]	$ 90,777	$ 90,657	$ 120	0.1%	$ 192,285	$ 192,054	$ 231	0.1%
New properties	11,988	754	11,234		25,666	591	25,075	
Other[5]	(344)	—	(344)		(344)	—	(344)	
Sold and held for sale properties[1]	1,666	3,291	(1,625)		4,809	6,810	(2,001)	
Total net operating income	$ 104,087	$ 94,702	$ 9,385	9.9%	$ 222,416	$ 199,455	$ 22,961	11.5%

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of June 30, 2018. Refer to page S-19 for detail of our same store groupings.

1. Includes properties sold in 2017 and 2018, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. Refer to page S-6 for detail of same store operating expenses.
4. Excluding expenses of approximately $0.5 million incurred during the first quarter of 2018 related to excessive winter storms, same store operating expenses would have increased by only 3.5% and same store NOI would have increased by 0.4% for the six months ended June 30, 2018.
5. Includes transaction costs and recurring professional fees related to the formation and operation of the ACC / Allianz real estate joint venture that are included in owned properties operating expenses in the consolidated statements of comprehensive income (refer to page S-3).
6. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-5

Same Store Owned Properties Operating Expenses
($ in thousands, except per bed amounts)

	Three Months Ended June 30, 2018 Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	2017 Total	Per Bed	% of Total Operating Expenses
Property taxes[1]	$ 18,203	$ 238	10.1%	25%	$ 16,527	$ 216	23%
Utilities[3]	16,148	211	1.6%	22%	15,897	208	22%
General & administrative and other[2]	16,296	213	0.7%	22%	16,188	212	23%
Payroll[4]	13,947	183	(0.3%)	19%	13,987	183	19%
Repairs and maintenance[5]	4,773	63	(1.8%)	6%	4,861	64	7%
Marketing[6]	2,920	38	13.9%	4%	2,564	34	4%
Insurance	1,696	22	0.6%	2%	1,686	21	2%
Total same store owned operating expenses	$ 73,983	$ 968	3.2%	100%	$ 71,710	$ 938	100%
Same store owned beds	76,433						

	Six Months Ended June 30, 2018 Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	2017 Total	Per Bed	% of Total Operating Expenses
Property taxes[1]	$ 35,965	$ 471	9.5%	24%	$ 32,858	$ 430	23%
Utilities[3,7]	33,276	435	3.0%	22%	32,295	423	22%
General & administrative and other[2]	32,241	422	0.9%	22%	31,947	418	22%
Payroll[4]	28,108	368	0.1%	19%	28,068	367	20%
Repairs and maintenance[5,7]	9,905	130	3.3%	7%	9,589	125	7%
Marketing[6]	6,140	80	13.9%	4%	5,393	71	4%
Insurance	3,392	44	—%	2%	3,392	44	2%
Total same store owned operating expenses[7]	$ 149,027	$ 1,950	3.8%	100%	$ 143,542	$ 1,878	100%
Same store owned beds	76,433						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of June 30, 2018. Refer to page S-19 for detail of our same store groupings.

1. The increase over the prior year is primarily due to additional property tax expense resulting from higher property tax assessments in various markets, and increases related to 2016 development deliveries and acquisitions that were assessed at full value for the first time.
2. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
3. Represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues.
4. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
5. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs.
6. Includes costs related to property marketing campaigns associated with our ongoing leasing efforts.
7. The current six month period increase over the prior year comparable period is primarily due to $0.5 million of higher than expected costs incurred during the first quarter of 2018 related to excessive winter storms. Excluding these costs, same store repairs and maintenance and utilities expenses would have decreased by 1.0% and increased by only 2.7%, respectively, and total same store owned operating expenses would have increased by only 3.5%

S-6

Seasonality of Operations
($ in thousands, except per bed amounts)

	Three Months Ended					
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	Total/Weighted Average-Last 12 Months
2018 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 708	$ 713	$ 745	$ 744	$ 729	$ 733
Other income per occupied bed per month[1]	67	84	57	57	68	66
Total revenue per occupied bed	$ 775	$ 797	$ 802	$ 801	$ 797	$ 799
Average number of owned beds	76,335	76,315	76,403	76,433	76,433	76,396
Average physical occupancy for the quarter	91.5%	91.4%	96.7%	96.1%	90.1%	93.6%
Total revenue	$ 162,367	$ 166,786	$ 177,838	$ 176,552	$ 164,760	$ 685,936
Property operating expenses	71,710	89,931	71,150	75,044	73,983	310,108
Net operating income	$ 90,657	$ 76,855	$ 106,688	$ 101,508	$ 90,777	$ 375,828
Operating margin	55.8%	46.1%	60.0%	57.5%	55.1%	54.8%
2018 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 858	$ 780	$ 809	$ 808	$ 812	$ 806
Other income per occupied bed per month[1]	101	75	59	54	76	64
Total revenue per occupied bed	$ 959	$ 855	$ 868	$ 862	$ 888	$ 870
Average number of owned beds	659	5,482	10,843	10,970	10,970	9,566
Average physical occupancy for the quarter	96.7%	85.5%	87.6%	86.4%	76.3%	83.7%
Total revenue	$ 1,833	$ 12,023	$ 24,729	$ 24,503	$ 22,293	$ 83,548
Property operating expenses	1,079	7,299	9,685	10,825	10,305	38,114
Net operating income	$ 754	$ 4,724	$ 15,044	$ 13,678	$ 11,988	$ 45,434
Operating margin	41.1%	39.3%	60.8%	55.8%	53.8%	54.4%
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 708	$ 717	$ 753	$ 751	$ 738	$ 740
Other income per occupied bed per month[1]	68	84	57	57	69	66
Total revenue per occupied bed	$ 776	$ 801	$ 810	$ 808	$ 807	$ 806
Average number of owned beds	76,994	81,797	87,246	87,403	87,403	85,962
Average physical occupancy for the quarter	91.6%	91.0%	95.6%	94.9%	88.4%	92.5%
Total revenue	$ 164,200	$ 178,809	$ 202,567	$ 201,055	$ 187,053	$ 769,484
Property operating expenses	72,789	97,230	80,835	85,869	84,288	348,222
Net operating income	$ 91,411	$ 81,579	$ 121,732	$ 115,186	$ 102,765	$ 421,262
Operating margin	55.7%	45.6%	60.1%	57.3%	54.9%	54.7%
Sold, held for sale properties and other[2]						
Total revenue	$ 5,674	$ 5,473	$ 5,476	$ 5,334	$ 3,170	$ 19,453
Property operating expenses[3]	2,383	2,193	2,042	2,191	1,848	8,274
Net operating income[3]	$ 3,291	$ 3,280	$ 3,434	$ 3,143	$ 1,322	$ 11,179

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of June 30, 2018. Refer to page S-19 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. Includes properties sold in 2017 and 2018, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017. Also includes costs related to the formation of the ACC / Allianz joint venture as noted on page S-5.
3. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-7

Investment Update ($ in thousands) DISPOSITIONS Extinguished Project Location Primary University Served Beds Closing Date Sales Price Mortgage Debt Portfolio Disposition Icon Plaza Los Angeles, CA University of Southern California 253 May 18, 2018 $ — West 27th Place Los Angeles, CA University of Southern California 475 May 18, 2018 37,200 The Standard Athens, GA University of Georgia 610 May 18, 2018 — 1,338 $ 245,000 $ 37,200 JOINT VENTURE ACTIVITY1 Joint Venture Partner Outstanding Joint Venture Partner Ownership Interest Properties Beds Closing Date Mortgage Debt Allianz Real Estate 45% 7 4,611 May 31, 2018 $ 330,000 2 1. As the company retained control of the properties after the closing of the joint venture transaction, no gain was recognized in the consolidated statements of comprehensive income (refer to page S-3). 2. The company placed $330 million of secured mortgage debt on the newly formed joint venture portfolio with a coupon of 4.07 percent and the full amount of principal due at maturity in June 2028. S-8

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	As of June 30, 2018 CIP[2]	As of June 30, 2018 Land and Other[3]	As of June 30, 2018 Total Costs Incurred	Scheduled Occupancy
Gladding Residence Center	Richmond, VA	Virginia Commonwealth Univ.	ACE	1,524	$ 95,700	$ 89,809	$ 1,188	$ 90,997	August 2018
Irvington House	Indianapolis, IN	Butler University	ACE	648	38,900	32,835	16	32,851	August 2018
Greek Leadership Village	Tempe, AZ	Arizona State University	ACE	957	69,600	58,869	605	59,474	August 2018
David Blackwell Hall	Berkeley, CA	University of California, Berkeley	ACE	781	98,700	91,057	373	91,430	August 2018
NAU Honors College	Flagstaff, AZ	Northern Arizona University	ACE	636	43,400	43,569	595	44,164	August 2018
U Club Townhomes	Oxford, MS	University of Mississippi	Off-campus	528	44,300	36,022	5,733	41,755	August 2018
		SUBTOTAL - 2018 DELIVERIES		5,074	$ 390,600	$ 352,161	$ 8,510	$ 360,671	
191 College	Auburn, AL	Auburn University	Off-campus	495	$ 59,300	$ 17,316	$ 5,434	$ 22,750	July 2019
Columbus Avenue Student Apts.	Boston, MA	Northeastern University	ACE	825	153,400	81,981	—	81,981	August 2019
University of Arizona Honors College[4]	Tucson, AZ	University of Arizona	ACE	1,056	84,700	14,241	8,401	22,642	August 2019
		SUBTOTAL - 2019 DELIVERIES		2,376	$ 297,400	$ 113,538	$ 13,835	$ 127,373	

OWNED DEVELOPMENT PIPELINE[5]

Project	Location	Primary University / Market Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1 6]	Targeted Occupancy
Disney College Program[7]	Orlando, FL	Walt Disney World Resort	ACE	Q4 2018	10,440	$ 615,000	2020 - 2023
USC Health Sciences Phase II	Los Angeles, CA	University of Southern California	ACE	Q1 / Q2 2019	297	42,000	Fall 2020
					10,737	$ 657,000	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The total construction in progress ("CIP") balances above exclude $9.1 million related to ongoing renovation projects at operating properties and $189.3 million related to presale development projects on page S-10.
3. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
4. Land and other includes the cost of the land on which the project will reside, which was originally purchased by the company and subsequently conveyed to the University. Concurrent with the land conveyance, the company as lessee entered into a ground lease agreement with the University.
5. Does not include land parcels in eight university markets totaling $41.6 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
6. Estimated Project Cost includes predevelopment costs of $4.5 million incurred as of June 30, 2018 for owned development pipeline projects.
7. The company executed an agreement to lease land from Walt Disney World® Resort to develop, own and manage purpose-built housing for college students participating in the Disney student internship program (the "Disney College Program"). The development will be delivered in multiple phases over several years. The project continues to undergo planning and feasibility with initial deliveries expected to occur in 2020 and full development completion in 2023.

S-9

Presale Development Update[1]

($ in thousands)

PRESALE DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Purchase Price[2]	Amount Funded as of June 30, 2018[3]	Remaining Purchase Price to be Funded	Scheduled Occupancy
The Edge - Stadium Centre	Tallahassee, FL	Florida State University	Off-campus	412	$ 42,600	$ 400	$ 42,200	August 2018
Core Spaces / DRW Portfolio[4]								
Hub Ann Arbor	Ann Arbor, MI	University of Michigan	Off-campus	310				
Hub Flagstaff	Flagstaff, AZ	Northern Arizona University	Off-campus	591				
Hub West Lafayette	West Lafayette, IN	Purdue University	Off-campus	599				
				1,500	$ 240,000	$ 24,208	$ 215,792	September 2018
		SUBTOTAL - 2018 DELIVERIES		1,912	$ 282,600	$ 24,608	$ 257,992	
The Flex at Stadium Centre	Tallahassee, FL	Florida State University	Off-campus	340	$ 36,700	$ 353	$ 36,347	August 2019
959 Franklin[5]	Eugene, OR	University of Oregon	Off-campus	443	70,600	16,123	54,477	September 2019
		SUBTOTAL - 2019 DELIVERIES		783	$ 107,300	$ 16,476	$ 90,824	

1. Under the terms of a presale transaction, the company is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company includes presale properties in its consolidated financial statements upon execution of the presale agreement with the developer.
2. Includes the contractual purchase price and ACC-elected upgrades.
3. Includes ACC's investment funded to date, earnest money and mezzanine financing if applicable.
4. The company funded an initial investment of $24.2 million through a joint venture with Core Spaces/DRW Real Estate Investments in August 2017. Including the initial investment, the company expects to invest a total of $240 million over a two year period. The company expects to increase its investment by $130.6 million in the third quarter of 2018 upon delivery of the assets, and to exercise an option to purchase the remaining ownership interests in the properties in the third quarter of 2019 for an amount to be determined by fair market value, expected to approximate $85.2 million.
5. The company executed the presale agreement with the developer in March 2018, at which time it provided $15.6 million of mezzanine financing to the project.

S-10

Third-Party Development Update
($ in thousands)

	Three Months Ended June 30, 2018	2017	$ Change	Six Months Ended June 30, 2018	2017	$ Change
Development services revenue	$ 2,202	$ 675	$ 1,527	$ 3,048	$ 1,131	$ 1,917
% of total revenue	1.1%	0.4%		0.7%	0.3%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of June 30, 2018	Fees Earned in Current Year	Remaining Fees as of June 30, 2018	Scheduled Completion
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	$ 5,900	$ 3,538	$ 526	$ 2,362	August 2019
University of Arizona Honors College[1]	Tucson, AZ	University of Arizona	— [1]	2,400	1,538	345	862	July 2019
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548	5,100	3,229	564	1,871	July 2019
Delaware State University	Dover, DE	Delaware State University	620	2,500	1,512	1,512	988	August 2019
			2,609	$ 15,900	$ 9,817	$ 2,947	$ 6,083	

ON-CAMPUS AWARD PIPELINE[2]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Dundee Residence Hall and Glasgow Dining Hall[3]	Riverside, CA	Third-party	Q4 2018	Fall 2020	$4,700
University of California - Riverside North District Phase I[3]	Riverside, CA	Third-party	Q1 2019	Fall 2021	$8,000
Prairie View A&M University Phase IX	Prairie View, TX	Third-party	Q1 / Q2 2019	Fall 2020	TBD
Upper Hearst Development for the Goldman School of Public Policy	Berkeley, CA	Third-party	Q1 / Q2 2019	Summer 2021	$2,900
San Francisco State University	San Francisco, CA	ACE	TBD	TBD	N/A
Drexel University Calhoun Hall[4]	Philadelphia, PA	ACE	TBD	TBD	N/A
Concordia University Phase II	Austin, TX	Third-party	TBD	TBD	TBD
Princeton University Lake Campus Graduate Housing	Princeton, NJ	TBD	TBD	TBD	TBD

1. The University of Arizona Honors College project includes the construction of a parking garage, academic center and a student recreation and wellness center as part of the overall development project. These components will be owned, managed and funded by the University, and the company is earning third-party development fees for its role in providing development services for those components of the project.
2. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
3. The company was awarded a multi-phase development engagement with the University of California, Riverside that is anticipated to include approximately 6,000 beds which will be delivered in multiple phases over several years. The first-phase development, Dundee Residence Hall and Glasgow Dining Hall, includes a 760-bed student residence hall and 830-seat dining facility. The next phase, University of California - Riverside North District Phase I, is expected to include approximately 1,500 beds. All components will be owned and funded by the University, and the company anticipates earning third-party development fees for its role in providing development services. Subsequent to completion of the development, the company will provide joint management services with the University.
4. The Drexel University Calhoun Hall project includes the construction of a student residence hall and honors college.

S-11

Management Services Update ($ in thousands) Three Months Ended June 30, Six Months Ended June 30, 2018 2017 $ Change 2018 2017 $ Change Management services revenue $ 2,452 $ 2,288 $ 164 $ 5,183 $ 4,902 $ 281 % of total revenue 1.2% 1.3% 1.2% 1.3% NEW / PENDING MANAGEMENT CONTRACTS Actual or Approximate Stabilized Anticipated Project Location Primary University Served Beds Annual Fees1 Commencement University of Illinois - Chicago Chicago, IL University of Illinois, Chicago 548 $ 240 August 2019 University of California Irvine Phase IV Irvine, CA University of California, Irvine 1,441 630 September 2019 Delaware State University Dover, DE Delaware State University 620 220 August 2019 2,609 $ 1,090 DISCONTINUED MANAGEMENT CONTRACTS 2018 Fee Contribution Prior to Project Location Primary University Served Beds Termination Discontinued As Of SAIT Residence Alberta, Canada Southern Alberta Institute of Technology 1,171 $ 111 May 2018 University Village Dallas, TX University of Texas - Dallas 2,551 422 October 2018 University Commons Dallas, TX University of Texas - Dallas 2,222 354 October 2018 5,944 $ 887 1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels. S-12

Capital Structure as of June 30, 2018

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants		
Total Debt[1]	$	2,831
Total Equity Market Value[2]		5,940
Total Market Capitalization	$	8,771
Debt to Total Market Capitalization		32.3%
Net Debt to EBITDA[3]		6.5x
Total Asset Value[4]	$	8,063
Unencumbered Asset Value		6,266
Unencumbered Asset Value to Total Asset Value		77.7%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	35.1%
Secured Debt to Total Asset Value	≤ 40%	12.2%
Unencumbered Asset Value to Unsecured Debt	> 150%	338.5%
Interest Coverage[3]	> 1.5x	4.0x

		Principal Outstanding[1]	Weighted Average Interest Rate	Average Term To Maturity
Fixed Rate Mortgage Loans[5]	$	767	4.4%[6]	6.1 Yrs
Construction Loans[7]		113	4.9%	0.2 Yrs
Unsecured Revolving Credit Facility		51	3.3%	3.7 Yrs
Unsecured Term Loan		200	3.1%	4.0 Yrs
Unsecured Notes		1,600	3.7%	5.6 Yrs
On-Campus Participating Properties		100	5.0%	14.0 Yrs
Total/Weighted Average	$	2,831	4.0%	5.7 Yrs

Variable Rate Debt as % of Total Debt[8] 12.9%

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
On-Campus Participating Properties
Unsecured Term Loans
Unsecured Revolving Credit Facility
Construction Loans
Fixed Rate Mortgage Loans
$108
$123
$5
$400
$35
$27
$175
$200
$51
$27
$400
$17
$400
$65
$11
$400
$45
$342
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027+
Fixed Rate Mortgage Loans	3.9%	0.0%	5.6%	5.4%	4.0%	0.0%	4.5%	0.0%	0.0%	4.1%
Total Debt	4.4%	4.7%	3.5%	5.2%	3.2%	3.9%	4.3%	7.6%	0.0%	3.8%

Note – refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $14.0 million, unamortized original issue discount on unsecured notes of $1.8 million, and unamortized deferred financing costs of $16.4 million.
2. Based on share price of $42.88 and fully diluted share count of 138,516,840 as of June 30, 2018. Assumes conversion of 1,016,196 common and preferred Operating Partnership units and 885,400 unvested restricted stock awards.
3. Refer to calculations on page S-14, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.2 billion and receivables and intangible assets, net of accumulated amortization, of $46.2 million.
5. Includes $330.0 million of mortgage debt related to the ACC / Allianz joint venture transaction closed in May 2018, of which the company has a 55% interest.
6. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.1%.
7. Construction loans are associated with presale developments and are an obligation of the third-party developer. In accordance with accounting guidance, the company is including the presale development properties and any associated debt in its consolidated financial statements. The debt will be paid off by the developer using proceeds from the company's purchase of the properties.
8. The company's variable rate debt consists of the unsecured revolving credit facility, an unsecured term loan and construction loans for presale developments.

S-13

Interest Coverage
($ in thousands)

	Three Months Ended				
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	Last Twelve Months
Net (loss) income attributable to ACC, Inc. and Subsidiaries common stockholders	$ (1,312)	$ 39,062	$ 25,927	$ 46,009	$ 109,686
Net income attributable to noncontrolling interests	79	496	323	(19)	879
Interest expense	18,654	23,178	23,684	23,338	88,854
Income tax provision	267	198	281	2,085	2,831
Depreciation and amortization	61,125	65,564	64,779	63,537	255,005
Amortization of deferred financing costs	1,146	1,422	1,414	2,214	6,196
Share-based compensation	2,499	2,453	3,443	3,604	11,999
Loss on early extinguishment of debt	—	—	—	784	784
Gain from disposition of real estate	—	—	—	(42,314)	(42,314)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	$ 82,458	$ 132,373	$ 119,851	$ 99,238	$ 433,920
Pro-forma adjustments to EBITDA[1]					(5,729)
Adjusted EBITDA					$ 428,191
Interest Expense from consolidated statement of comprehensive income	$ 18,654	$ 23,178	$ 23,684	$ 23,338	$ 88,854
Amortization of mortgage debt premiums/discounts	2,113	1,692	1,522	1,310	6,637
Capitalized interest	3,455	2,313	3,020	3,987	12,775
Change in accrued interest payable	(4,048)	(1,935)	(7,204)	7,261	(5,926)
Cash Interest Expense	$ 20,174	$ 25,248	$ 21,022	$ 35,896	$ 102,340
Pro-forma adjustments to Cash Interest Expense[1]					4,501
Adjusted Interest Expense					$ 106,841
Interest Coverage					4.0x

Note: refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-14

Capital Allocation – Long Term Funding Plan (2018-2023)
($ in millions)

Sources and Uses for Development - As of June 30, 2018			
Estimated Capital Uses:	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Development and Presale Development Pipeline[1]:			
2018 Developments Underway	$ 433	$ 361	$ 72
2019 Developments Underway or Expected to Start in Current Year	405	144	261
Disney Internships & College Program Housing			
Phases I-II (2020 Deliveries)	106	4	102
Phases III-V (2021 Deliveries)	194	—	194
Phases VI-VIII (2022 Deliveries)	192	—	192
Phases IX-X (2023 Deliveries)	123	—	123
Core Spaces / DRW Portfolio Transaction:			
Presale Developments - 2018 Funding[2]	131	—	131
Presale Developments - 2019 Funding[3]	154	—	154
Total	$ 1,738	$ 509	$ 1,229

Estimated Sources through 2023:	Capital Sources
Cash and Cash Equivalents as of June 30, 2018	$ 53
Estimated Cash Flow Available for Investment - through 2023[4]	286
Anticipated Debt Funding - through 2023[5]	200 - 400
Anticipated Capital Recycling and/or Equity Funding - through 2023[5]	690 - 490
Total	$ 1,229

Selected Credit Metrics[6]		
Credit Metric:	June 30, 2018	Pro Forma[7]
Total Debt to Total Asset Value	35.1%	33.4% - 37.6%
Net Debt to EBITDA[8]	6.5x	5.6x - 6.3x

Note: This analysis demonstrates anticipated funding for the developments currently committed, underway, or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions.

1. Includes owned development and presale projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on pages S-9 and S-10.
2. Reflects the additional investment in the joint venture with Core Spaces/DRW Real Estate Investments to be made in the third quarter of 2018 upon delivery of the assets, as disclosed on page S-10.
3. Reflects the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces/DRW Real Estate Investments.
4. Available cash flow is derived from disclosures in our 2017 Form 10-K and is calculated as net cash provided by operating activities of $319.9 million less dividend payments of $236.5 million, less principal payments on debt of $12.8 million, less recurring capital expenditures of $18.5 million. Calculation results in available cash flow for investment in 2017 of $52.1 million, which is then annualized over the remaining 22 quarters through the end of 2023.
5. Reflects the company's current anticipated capital sources to fund committed developments through 2023. The actual mix of capital sources may vary based on prevailing capital market conditions and the company's balance sheet management strategy.
6. Refer to definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.
7. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs are funded with equity, while the higher end assumes funding with debt. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
8. Refer to page S-14 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-15

2018 Outlook - Summary[1]
($ in thousands, except share and per share data)

	Prior Guidance		Current Guidance[2]	
	Low	High	Low	High
Net income	$ 93,200	$ 104,200	$ 82,200	$ 89,500
Noncontrolling interests	1,300	1,350	1,100	1,200
Depreciation and amortization	253,400	255,200	249,800	249,800
Funds from operations ("FFO")	$ 347,900	$ 360,750	$ 333,100	$ 340,500
Elimination of operations from on-campus participating properties	(12,700)	(12,300)	(12,600)	(12,300)
Contribution from on-campus participating properties	4,150	4,750	4,300	4,800
Elimination of effect of transfer of asset to lender[3]	(17,000)	(17,000)	(17,000)	(17,000)
Transaction costs[4]	—	—	7,800	7,800
Elimination of loss from early extinguishment of debt[4]	—	—	780	780
Elimination of gain from litigation settlement[4]	—	—	(2,650)	(2,650)
Elimination of FFO from property in receivership[4]	—	—	1,790	1,790
Funds from operations - modified ("FFOM")	$ 322,350	$ 336,200	$ 315,520	$ 323,720
Net income per share - diluted	$ 0.67	$ 0.75	$ 0.59	$ 0.65
FFO per share - diluted	$ 2.51	$ 2.60	$ 2.40	$ 2.46
FFOM per share - diluted	$ 2.33	$ 2.43	$ 2.28	$ 2.34
Weighted-average common shares outstanding - diluted	138,565,000	138,565,000	138,565,000	138,565,000

1. The company believes that the financial results for the fiscal year ending December 31, 2018 may be affected by, among other factors:
   - national and regional economic trends and events;
   - the success of leasing the company's owned properties for the 2018-2019 academic year;
   - the timing of acquisitions, dispositions or joint venture activity;
   - interest rate risk;
   - the timing of commencement and completion of construction on owned development projects;
   - the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects;
   - university enrollment, funding and policy trends;
   - the ability of the company to earn third-party management revenues;
   - the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense;
   - the ability of the company to integrate acquired properties;
   - the outcome of legal proceedings arising in the normal course of business; and
   - the finalization of property tax rates and assessed values in certain jurisdictions.
2. Refer to pages S-17 and S-18 for details on changes in assumptions used to determine the revised guidance range.
3. Represents the net effect of a gain on the extinguishment of debt for Blanton Common, a property being transferred to the lender in settlement of the property's $27.4 million mortgage loan, offset by a loss expected to be incurred as a result of the anticipated transfer to the lender.
4. Refer to page S-4 for explanations of adjustments made for the purpose of calculating FFOM.

S-16

2018 Outlook - Changes from Previous Guidance
($ in thousands, except share and per share data)

Components of 2018 Property Net Operating Income	As Reported	Prior Guidance			Current Guidance			Note
	Six Months Ended June 30, 2018	Low	High	% Change From 2017	Low	High	% Change From 2017	
Owned properties:								
2018 same store properties[1]								
Revenue	$ 341,312	$ 713,100	$ 717,600	2.1% - 2.7%	$ 692,400	$ 696,700	1.8% - 2.4%	(a) (b)
Operating expenses	(149,027)	(321,500)	(319,300)	3.3% - 2.5%	(315,100)	(313,600)	3.4% - 2.9%	(a) (b)
Net operating income	192,285	391,600	398,300	1.1% - 2.9%	377,300	383,100	0.4% - 2.0%	(a) (b)
2018 new properties net operating income	25,666	70,000	71,500		70,500	72,000		(a)
2018 dispositions net operating income and other[2]	4,465	400	400		4,100	4,100		(b)
Total owned properties net operating income	$ 222,416	$ 462,000	$ 470,200		$ 451,900	$ 459,200		

Same Store Properties Lease-up Assumptions	Prior Guidance		Current Guidance	
	Low	High	Low	High
AY 2018/2019 final leasing results - rental revenue growth[3]	2.9%	4.4%	2.9%	4.4%

2018 Property Transaction Assumptions	As Reported	Prior Guidance		Current Guidance		Note
	June 30, 2018	Low	High	Low	High	
Development deliveries	$ —	$ 390,600	$ 390,600	$ 390,600	$ 390,600	
Presale developments - funding[4]	$ —	$ 173,200	$ 173,200	$ 173,200	$ 173,200	
Joint venture or dispositions	$ 613,600	$ 400,000	$ 400,000	$ 641,000	$ 641,000	(c)

Significant Changes From Previous Guidance

(a) Updated to reflect current lease-up expectations for the 2018/2019 academic year and expected operating performance for the year.

(b) Updated to reflect the removal of $11.7 million of net operating income from same store properties due to the sale of three additional properties in May 2018 (refer to page S-8), and the $4.4 million contribution from these properties to dispositions net operating income. Dispositions net operating income and other also includes $0.7 million of transaction costs and recurring professional fees from the ACC / Allianz joint venture transaction not included in prior guidance.

(c) Updated to reflect the sale of three additional properties in addition to the ACC / Allianz joint venture transaction and the anticipated transfer of Blanton Common to the lender in settlement of the property's mortgage loan which were assumed in prior guidance.

1. Refer to page S-19 for detail of the 2018 same store and new property groupings.
2. Includes net operating income from properties expected to be sold in 2018 and expenses related to the formation and operation of the ACC / Allianz joint venture.
3. Rental revenue growth includes the combination of projected rental rate growth and change in occupancy.
4. Represents funding of $42.6 million for The Edge - Stadium Centre, and an additional investment of $130.6 million in the joint venture with Core Spaces / DRW Real Estate anticipated to be made in the third quarter of 2018 upon delivery of the assets.

S-17

2018 Outlook - Changes from Previous Guidance

($ in thousands, except share and per share data)

Third-party Services	As Reported Six Months Ended June 30, 2018	Prior Guidance Low	Prior Guidance High	Current Guidance Low	Current Guidance High	Note
Third-party development services revenue	$ 3,048	$ 7,000	$ 10,200	$ 7,000	$ 7,000	(a)
Third-party management services revenue	$ 5,183	$ 9,500	$ 10,300	$ 9,600	$ 10,400	
Third-party development and mgmt. services expenses	$ 7,742	$ 15,700	$ 16,100	$ 15,600	$ 16,000	

Corporate Expenses and Other	As Reported Six Months Ended June 30, 2018	Prior Guidance Low	Prior Guidance High	Current Guidance Low	Current Guidance High	Note
Net income:						
General and administrative expenses	$ 19,872	$ 26,500	$ 27,200	$ 33,200	$ 33,900	(b)
Ground/facility leases expense:						
ACE properties	$ 3,987	$ 8,900	$ 8,900	$ 8,700	$ 8,700	
On-campus participating properties	1,588	2,700	3,100	2,800	3,100	
Total ground/facility leases expense	$ 5,575	$ 11,600	$ 12,000	$ 11,500	$ 11,800	
Interest income	$ 2,466	$ 4,900	$ 4,900	$ 4,900	$ 4,900	
Interest expense[1 2]	$ 47,022	$ 94,100	$ 95,600	$ 98,600	$ 98,000	(c)
Capitalized interest	$ 7,007	$ 11,900	$ 11,700	$ 12,100	$ 12,100	
Amortization of deferred financing costs[1]	$ 3,628	$ 5,400	$ 5,400	$ 5,800	$ 5,700	
Income tax provision	$ 2,366	$ 1,000	$ 1,000	$ 2,800	$ 2,800	(d)
FFO / FFOM:						
Corporate depreciation[3]	$ 2,159	$ 4,400	$ 4,400	$ 4,700	$ 4,700	
Contribution from on-campus participating properties	$ 2,344	$ 4,150	$ 4,750	$ 4,300	$ 4,800	
Overhead related to on-campus participating properties[3]	$ 681	$ 1,400	$ 1,400	$ 1,400	$ 1,400	
Joint venture partners' share of FFO	$ 537	$ 12,800	$ 9,500	$ 5,900	$ 5,900	(e)
Elimination of property in receivership[4]	$ 1,195	$ —	$ —	$ 1,800	$ 1,800	

Significant Changes From Previous Guidance

(a) Updated to reflect the delayed closing and commencement of construction and associated fee recognition of the Prairie View A&M University Phase IX and Upper Hearst Development for the Goldman School of Public Policy third-party development projects from Q3/Q4 2018 to Q1/Q2 2019 (refer to page S-11).

(b) Updated to reflect projected general and administrative expenses, including $5.8 million of transaction costs incurred in connection with the closing of the ACC / Allianz joint venture transaction (refer to page S-8).

(c) Interest expense has been revised to reflect changes not anticipated in prior guidance. These changes primarily include the issuance of $330 million of mortgage debt associated with the closing of the ACC / Allianz joint venture transaction (refer to page S-8), the repayment of the company's $150 million term loan scheduled to mature in 2021 with proceeds from the sale of three additional properties (refer to page S-8), the elimination of a $400 million bond offering from the high end of guidance, and additional accrued default interest due to the delayed transfer of Blanton Common to the lender.

(d) Includes $1.8 million of state income taxes due to the tax gain related to the ACC / Allianz joint venture transaction (refer to page S-8).

(e) Updated to reflect the timing of closing of the ACC / Allianz joint venture transaction in May 2018 and the joint venture partner's share of interest expense related to $330 million of mortgage debt placed on the joint venture portfolio (refer to page S-8).

1. Guidance range includes on-campus participating properties' interest expense and amortization of deferred financing costs of $5.0 million and $0.1 million, respectively, which are eliminated in the calculation of FFOM.
2. Net of capitalized interest.
3. Represents expenses not added back in the calculation of FFOM.
4. Represents FFO for an owned property that has been in receivership since May 2017 and is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017. As the property is managed by a third party and the lender receives all cash flow from the property, management believes that excluding the FFO from the property more appropriately reflects the results of the company's operations.

S-18

Detail of Property Groupings

As of June 30, 2018

	2018 Grouping				2019 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2017	130	76,433			130	76,433		
2017 Acquisition Properties			7	3,516	7	3,516		
2017 Development Deliveries			10	7,454	10	7,454		
2018 Development Deliveries			10	6,986			10	6,986
2019 Development Deliveries			5	3,159			5	3,159
Total Owned Properties	130	76,433	32	21,115	147	87,403	15	10,145

Total # of Owned Properties Excluded[1]	1
Total Owned Design Beds Excluded[1]	860
Grand Total # of Owned Properties (All Groupings)	163
Grand Total Owned Design Beds (All Groupings)	98,408

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2018: The 2018 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2018 and 2017. This same store grouping will be used for purposes of presenting our 2018 same store operating results.

2019: The 2019 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2019 and 2018. This same store grouping will be used for purposes of presenting our 2019 same store operating results.

1. Represents a property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.

S-19

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (”FFO”) (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, the (”FFOM”) elimination of real estate transaction costs, and other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-20

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and “NOI” administrative expenses. On-campus Participating A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, Properties construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development or redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-21

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jacob Kilstein	Argus Research Company	(646) 747-5447	jkilstein@argusresearch.com
Jeffery Spector / Juan Sanabria	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-1589	jeff.spector@baml.com / juan.sanabria@baml.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
John Pawlowski / Ryan Lumb	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenst.com / rlumb@greenst.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin / Alex Kubicek	Robert W. Baird & Co.	(610) 238-6634 / (414) 765-7311	dbabin@rwbaird.com / akubicek@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations
(512) 732-1000
rdennison@americancampus.com

S-22

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2018 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.